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                                                                     EXHIBIT 2.1

                                  AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG
                                 DIVINE, INC.,
                            DVC ACQUISITION COMPANY
                                      AND
                               VIANT CORPORATION

THIS AMENDMENT (the "AMENDMENT") to the AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "MERGER AGREEMENT") by and among DIVINE, INC., DVC ACQUISITION COMPANY and VIANT CORPORATION is made and entered into as of the 23th day of July, 2002, by and among DIVINE, INC., a Delaware corporation ("PARENT"), DVC ACQUISITION COMPANY, a Delaware corporation ("MERGER SUB"), and VIANT CORPORATION, a Delaware corporation (the "COMPANY" and, collectively with Parent and Merger Sub, the "PARTIES").

                                   RECITALS:

    WHEREAS, the Parties hereto entered into the Merger Agreement as of April 5, 2002.

    WHEREAS, the Parties deem it to be in their best interest to amend the Merger Agreement as hereinafter provided.

    NOW, THEREFORE, the Parties hereto agree to amend the Merger Agreement as follows:

                                   AGREEMENT:

    1. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Merger Agreement.

    2. Section 4.1(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (a)  Conversion of Company Stock. Subject to the provisions of
    SECTION 4.3 hereof, each share of common stock, par value $0.001 per share of the Company ("COMPANY SHARES") (including the associated Company Rights) issued and outstanding immediately prior to the Effective Time (excluding any Company Shares described in SECTION 4.1(D)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive an amount per share equal to a number of shares (the "STOCK PAYMENT") of Parent's Class A common stock, par value $0.001 per share (the "PARENT COMMON STOCK") (and associated rights to purchase Parent's Series A Junior Participating Preferred Stock, par value $0.001 per share (the "PARENT RIGHTS")) equal to the quotient of (x) the lesser of (i) the Merger Consideration (as defined below) or (ii) 19.99% of the number of shares of Parent Common Stock issued and outstanding as of the Closing Date, divided by (y) the number of Company Shares issued and outstanding as of the second business day prior to the Closing Date,. The term "MERGER CONSIDERATION" means a number of shares of Parent Common Stock equal to (1) if the Acknowledgement (as defined in Section 17 hereof) is delivered to Parent, the lesser of (i) $8,600,000 divided by the Average Market Value, or (ii) 19.99% of the number of shares of Parent Common Stock outstanding as of the Closing Date or (2) if such Acknowledgement is not delivered to Parent, then $7,500,000 divided by the Average Market Value. The term "AVERAGE MARKET VALUE" means the greater of
    (i) the lesser of (A) $2.9675 and (B) the volume weighted arithmetic average (rounded to the nearest five (5) decimal places) of the closing sale price per share of Parent Common Stock as reported on the NNM for the ten
    (10) consecutive trading days ending two (2) trading days prior to the Closing Date, or (ii) $2.0325. The shares of Parent Common Stock issuable in connection with the Merger and the transactions contemplated thereby are referred to herein as the "PARENT SHARES," and the Stock Payment, together with the applicable amount of cash in lieu of fractional shares, are referred to as the "PER SHARE CONSIDERATION." All Company Shares, together with the associated Company Rights, to be converted into the Per Share Consideration pursuant to this SECTION 4.1(A) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares and the associated Company Rights, except the right to receive for each of the Company Shares, together with the associated

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    Company Rights, upon the surrender of such certificate in accordance with
    SECTION 4.2, the Per Share Consideration, as specified above.

    3. Section 4.1(c) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (c) Outstanding Company Options. Neither Parent nor the Surviving Corporation will assume or substitute options for any of the Company Options outstanding and unexercised pursuant to the Company's 1996 Stock Option Plan (the "1996 OPTION PLAN") and the Company's 1999 Stock Option Plan as amended and restated (the "1999 OPTION PLAN"). Accordingly, pursuant to
    Section 11(c) of the 1996 Option Plan and Section 13(c) of the 1999 Option Plan, respectively, on or before the date that is 18 days prior to the anticipated Closing Date, the Company shall take all necessary actions (including providing all required notices) to ensure that each outstanding Company Option, whether vested or unvested, that is then outstanding and unexercised pursuant to either such plan shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice (the "OPTION EXERCISE PERIOD") and that each of the 1996 Option Plan and the 1999 Option Plan shall terminate upon expiration of the Option Exercise Period. The parties shall take steps to enable the holder of each Company Option to exercise the Company Option net of the exercise price and receive in respect thereof the Per Share Consideration and the Per Share Dividend Amount net of the exercise price thereof.

    4. Section 4.1(e) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (e) Adjustment for Organic Changes. In the event of any reclassification, stock split, distribution, stock dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution in Parent Common Stock with respect to outstanding Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of Parent Shares, the Stock Payment and the Average Market Value, and all references to the number of Parent Shares, the Stock Payment and the Average Market Value in this Agreement shall be deemed to be to the number of Parent Shares, the Stock Payment and the Average Market Value as so adjusted.

    5. Section 6.1(h) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, other than
    (i) in connection with the replacement of lost, stolen or destroyed certificates and (ii) the declaration and payment of a cash distribution not to exceed $72,500,000, provided, however, (A) if the Acknowledgement is delivered to Parent such distribution amount shall be increased by an amount, if any, equal to (x) $8,600,000, minus (y) the product of the Merger Consideration multiplied by the Average Market Value, and (B) if the Company receives any cash proceeds from the exercise of any Company Options after the date of this Agreement but on or prior to the expiration of the Option Exercise Period, such distribution amount shall be increased by an amount equal to such cash proceeds (the "OPTION PROCEEDS"), in the aggregate, to all holders of Company Shares on the record date for such dividend (the "DIVIDEND AMOUNT" and, if such distribution is declared and paid, the amount of such distribution payable in respect of each Company Share as of the record date, shall be referred to as the "PER SHARE DIVIDEND AMOUNT");

    6. Section 6.5 of the Merger Agreement is hereby amended in its entirety to read as follows:

        6.5 Registration Statement. Parent will, as promptly as practicable after the date hereof, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 REGISTRATION STATEMENT"), containing a proxy statement/prospectus and form of proxy, in connection with the registration under the Securities Act of the Parent Shares issuable in connection with the Merger and the other transactions contemplated hereby. The Company will, as promptly as practicable after the date hereof, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form mailed to the Company's stockholders is herein called the "PROXY STATEMENT"). Each of the Company and Parent will, and will cause its respective accountants, lawyers and investment bankers or financial advisors to, use its


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    commercially reasonable efforts to cause the S-4 Registration Statement to be declared effective by the SEC (the date the S-4 Registration Statement is declared effective being referred to as the "S-4 EFFECTIVE DATE") as promptly as practicable thereafter, including, without limitation, causing its respective accountants, lawyers and investment bankers or financial advisors to deliver necessary or required instruments such as opinions, consents and certificates, and will take or will cause its respective accountants and lawyers to take, any other action required or necessary to be taken or advisable or customary under federal or state securities laws or otherwise in connection with the registration process, it being understood and agreed that each of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel to the Company, and Katten Muchin Zavis Rosenman, counsel to Parent, will render, on the date the preliminary Proxy Statement is first filed with the SEC or on the date of any amendment thereto so long as it is rendered prior to the date on which the S-4 Registration Statement is declared effective, an opinion that the federal income tax consequences described in the Registration Statement are true and correct in all material respects. The Company will use its reasonable efforts to cause the Proxy Statement and the applicable form of proxy to be mailed to its stockholders at the earliest practicable date after the S-4 Effective Date and the Company shall each use its commercially reasonable efforts to hold the Company Stockholders Meeting as soon as practicable thereafter (subject to the requirements of laws and rules and regulations of the SEC). Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

    7. Section 6.20 of the Merger Agreement is hereby amended in its entirety to read as follows:

        6.20 Granting of Additional Parent Options. Not later than 10 business days after the Effective Time, each employee of the Company who either becomes an employee of Parent or one of its Subsidiaries or continues as an employee of the Company after the Effective Time (a "Continuing Employee") shall receive a grant of options ("ADDITIONAL PARENT OPTIONS") to purchase a number of shares of Parent Common Stock under the Parent Option Plans equal to the number of options that would be granted under the Parent Option Plans to Parent employees with a salary equal to the annual salary of such Continuing Employee as in effect immediately prior to the Effective Time based on Parent's option guidelines as in effect as of the date of this Amendment, a true and complete copy of which has been provided to the Company prior on or prior to the date of this Amendment, multiplied by the number of whole years that such Continuing Employee has been employed by the Company. The Additional Parent Options shall be subject to Parent's standard terms and conditions, including vesting schedules. The exercise price for the Additional Parent Options shall be the closing sale price of Parent Common Stock on the NNM on the date of grant. The number of Additional Parent Options granted hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time. The Parent Common Stock to be issued upon the exercise of such Additional Parent Options has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Parent's applicable stock option plan, will be duly and validly issued, fully paid, nonassessable, free of any liens or encumbrances (other than any liens or encumbrances created by the holder thereof) and free of restrictions on transfer.

    8. Section 6.22 of the Merger Agreement is hereby amended in its entirety to read as follows:

        6.22 Additional Company Covenant. At Closing, the Company's cash and cash equivalents, prior to giving effect to the payment of the Dividend Amount, but after giving effect to any payments, obligations, contingencies or commitments by or on behalf of the Company or its Subsidiaries with respect to (i) the termination of the Company's lease of office space in Atlanta Georgia, which will be terminated prior to Closing, (ii) the cost of any insurance coverage contemplated pursuant to Section 17 of this Amendment, and (iii) fees and expenses incurred in connection with the Merger, this Amendment, the Merger Agreement and any of the transactions contemplated hereby or thereby, including without limitation, legal, accounting, and investment banking fees, regardless of whether such fees and expenses have been billed prior to the Closing, shall equal an amount no less than the sum of $100,000,000 plus any Option Proceeds.


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    9.  Section 7.1(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the stockholders of the Company;

    10. Section 7.2(f) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (f) the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger should constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Wilson Sonsini Goodrich & Rosati, Professional Corporation, does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Katten Muchin Zavis Rosenman renders such opinion to the Company. The Company agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

    11. Section 7.3(d) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (d) Parent shall have received an opinion of Katten Muchin Zavis Rosenman, its tax counsel, in form and substance reasonable satisfactory to it, dated the Closing Date, to the effect that the Merger should constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Katten Muchin Zavis Rosenman does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent and Merger Sub if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders such opinion to Parent. Parent agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

    12. Sections 8.2(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

        (a)  the Merger shall not have been consummated by the later of
    (i) September 13, 2002 and (ii) 35 calendar days from the effective date of the Registration Statement, but in no event shall such date be later than September 30, 2002; provided, however, that the right to terminate this Agreement under this SECTION 8.2(A) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

    13. Section 6.2(i) of the Merger Agreement is hereby amended in its entirety to read as follows:

    6.2(c) Take, or agree to take, any of the actions described in
    Section 6.2(a) or (b) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.2, not to be satisfied.

    14. The following Sections of the Merger Agreement are hereby deleted in their entirety: 6.2(c), (d), (e), (f), (g) and (h), 6.4(b), 7.2(d), 7.2(g),
8.2(d) and 8.3(b).

    15.  REQUISITE BOARD APPROVALS.

        (a) The Board of Directors of Parent, at a meeting duly called and held on July 16, 2002, has approved this Amendment and (i) determined that this Amendment and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of Parent and the stockholders of Parent and declared the Merger to be advisable; and
    (ii) approved this Amendment.

        (b) The Board of Directors of the Company, at a meeting duly called and held on July 20, 2002, has approved this Amendment and (i) determined that this Amendment and the transactions contemplated hereby, including the Merger, taken together to be in the best interests of the stockholders of the Company and declared the Merger to be advisable; (ii) approved this Amendment; and (iii) resolved to recommend that the stockholders of the Company adopt the Agreement, as amended by this Amendment, the Merger and the transactions contemplated hereby and thereby.

    16. PARENT STOCKHOLDER APPROVAL. Without limiting the foregoing terms of this Amendment, the Parent hereby represents and warrants that, after giving effect to this Amendment, the issuance of the Parent Shares in the Merger will not require the prior approval of Parent's stockholders pursuant to either the DGCL or


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the rules and regulations of the NNM. Based upon such representation and warranty, all references to such approval in the Merger Agreement and the requirement that Parent conduct a stockholders meeting with respect to such issuance are hereby waived without further action on the part of either party to the Merger Agreement, and any such requirements shall no longer be a condition to closing.

    17. ADEQUACY OF D&O INSURANCE. No later than July 31, 2002, the Company shall deliver to Parent a certificate (the "Acknowledgement") which shall represent and warrant that pursuant to Section 6.13(c) of the Merger Agreement,
(i) the directors' and officers' liability insurance policy described on EXHIBIT A to this Amendment was obtained by the Company, (ii) the insurance carrier and terms of such policy, each as described on Exhibit A, are acceptable to the Company and its directors, and (iii) such policy contains terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time. The Acknowledgement also shall expressly state that neither Parent nor the Surviving Corporation has any further obligations pursuant to Section 6.13(c) of the Merger Agreement.

    18.  REFERENCE TO AND EFFECT ON THE MERGER AGREEMENT.

        (a) Upon the effectiveness of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Merger Agreement as amended hereby.

        (b) Except as specifically amended or modified herein, all terms and provisions contained in the Merger Agreement shall remain in full force and effect.

    19. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.


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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

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
                                                       DIVINE, INC.,
                                                       a Delaware corporation

                                                       By:    /s/ Jude Sullivan
                                                              -------------------------------------------

                                                       Name:  Jude Sullivan
                                                              -------------------------------------------

                                                       Its:   SVP and General Counsel
                                                              -------------------------------------------

                                                       DVC ACQUISITION COMPANY
                                                       a Delaware corporation

                                                       By:    /s/ Jude Sullivan
                                                              -------------------------------------------

                                                       Name:  Jude  Sullivan
                                                              -------------------------------------------

                                                       Its:   President
                                                              -------------------------------------------

                                                       VIANT CORPORATION
                                                       a Delaware corporation

                                                       By:    /s/ Robert L. Gett
                                                              -------------------------------------------

                                                       Name:  Robert L. Gett
                                                              -------------------------------------------

                                                       Its:   Chief Executive Officer
                                                              -------------------------------------------
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